CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated July 9, 1999 on the financial statements of Liberty Freedom Fund (now the Unity Fund) and Heritage West Dividend Capture Income Fund (now the The Heritage West Preferred Securities Income Fund) each series of Advisors Series Trust referred to in the Post-Effective Amendment. No. 69 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


                                         /s/ McGladrey & Pullen, LLP

New York, New York
September 28, 2000
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                          INDEPENDENT AUDITOR'S REPORT


THE BOARD OF TRUSTEES AND SHAREHOLDERS
HERITAGE WEST DIVIDEND CAPTURE INCOME FUND AND
LIBERTY FREEDOM FUND

We have audited the statement of changes in net assets and the financial highlights for the period from June 24, 1998 through May 31, 1999 of the Heritage West Dividend Capture Income Fund and Liberty Freedom Fund, each series of Advisors Series Trust. This financial statement and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement and financial highlights referred to above present fairly, iall material respects, the changes in its net assets and the financial highlights of the Heritage West Dividend Capture Income Fund and Liberty Freedom Fund, series of Advisors Series Trust for the period indicated, in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP
New York, New York
July 9, 1999